Exhibit 10.1

Acri Capital Acquisition Corporation

13284 Pond Springs Rd, Ste 405

Austin, Texas 78729

November 18, 2022

Whereas, the undersigned parties (the “Parties”) entered into a Letter Agreement (the “Existing Agreement”) dated June 9, 2022, in connection with the initial public offering of Acri Capital Acquisition Corporation (the “Company”).

Whereas, pursuant to Section 13 of the Existing Agreement the Parties deem it necessary to amend the Existing Agreement to correct certain terms of the Existing Agreement.

Therefore, it is hereby agreed between the Parties that:

1. Section 8(a) of the Existing Agreement is hereby amended to read as follow:

”(a) Each Initial Stockholder agrees that it, he or she shall not Transfer its Founder Shares until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination, (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial business combination that results in all of its public stockholders having the right to exchange their shares of common stock for cash, securities or other property, or (C) the date on which the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Company’s initial Business Combination, or earlier, in any case, if subsequent to the Company’s initial Business Combination, the Company completes a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property (the “Founder Shares Lock-up Period”).”

2. The remaining sections of the Existing Agreement shall be the same and shall remain binding and effective.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this agreement as of the date first written above.

Acri Capital Acquisition Corporation	Acri Capital Sponsor LLC
By: /s/ “Joy” Yi Hua Name: “Joy” Yi Hua Title: CEO and Chairwoman	By: /s/ “Joy” Yi Hua Name: “Joy” Yi Hua Title: Manager

“Joy” Yi Hua (CEO and Chairwoman)	James “Jim” C. Hardin Jr. (Independent Director)
/s/ “Joy” Yi Hua	By: /s/ James “Jim” C. Hardin, Jr.

Edmund Miller (Independent Director)	Andrew Pierce (Independent Director)
/s/ Edmund Miller	/s/ Andrew Pierce